UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.______)
Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement.

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]	Definitive Proxy Statement

[X]	Definitive Additional Materials.

[ ]	Soliciting Material Pursuant to §240.14a-12

TORTOISE ENERGY INFRASTRUCTURE CORPORATION TORTOISE ENERGY CAPITAL CORPORATION TORTOISE NORTH AMERICAN ENERGY CORPORATION
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Tortoise™
Capital Advisors

Steady wins™

Proposed MLP Closed-End Fund Mergers

April X, 2014

Disclaimers

No assurance can be given that the anticipated positive impact of the mergers will be achieved. In addition, stockholders should fully read the joint proxy statement/prospectus, including the risk factors therein. The joint proxy statement/prospectus and other documents filed by the funds are available for free at the SEC's Web site, http://www.sec.gov. Stockholders can also obtain copies of the definitive joint proxy statement/prospectus for free by dialing (866) 362-9331. Stockholders are urged to read the definitive joint proxy statement/prospectus carefully and in its entirety as it contains important information about the proposed mergers.

Forward-looking statement

This document contains certain statements that may include "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact, included herein are "forward-looking statements." Although the funds and Tortoise Capital Advisors believe that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the funds' reports that are filed with the Securities and Exchange Commission. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this presentation. Other than as required by law, the funds and Tortoise Capital Advisors do not assume a duty to update any forward-looking statement.

Safe harbor statement

This document shall not constitute an offer to sell or a solicitation to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer or solicitation or sale would be unlawful prior to registration or qualification under the laws of such state or jurisdiction.

Merger overview

Transaction

- Acquiring fund: Tortoise Energy Infrastructure Corp. (TYG)
- Acquired funds:
  - Tortoise Energy Capital Corp. (TYY)
  - Tortoise North American Energy Corp. (TYN)

Rationale summary

- The funds have the same investment objectives and similar investment strategies
- It is believed that the mergers will benefit the stockholders of each fund

Timing

- Voting now open with annual meeting on May 28, 2014

Summary of funds

	Tortoise Energy Infrastructure Corp.	Tortoise Energy Capital Corp.	Tortoise North American Energy Corp.
Ticker	TYG	TYY	TYN
IPO date	2/24/2004	5/25/2005	10/26/2005
Strategy	Midstream MLP Equity	Midstream MLP Equity	Midstream/Upstream MLP Equity
Objective	High level of total return with an emphasis on current distributions	High level of total return with an emphasis on current distributions	High level of total return with an emphasis on current distributions
Distribution rate	5.0%	5.2%	5.6%
Total assets ($MM)	$2,368	$1,215	$296

Distribution rate annualized based on most recent declared distribution and the 3/31/2014 market price. Total assets for pro forma combined fund of $3,879MM based on 3/31/2014 total assets of each fund.

Rationale

Portfolio comparison


TYG
17.5%
47.3%
35.2%
TYY
18.4%
44.9%
36.7%
TYN
6.2%
2.3%
39.7%
16.9%
34.9%
Pro forma combined fund
0.5%
0.1%
17.8%
45.9%
35.7%
Crude oil/refined products pipeline MLPs
Natural gas/natural gas liquids pipeline MLPs
Gathering & processing MLPs
Oil & gas production MLPs
Other

Portfolio composition as of 2/28/2014. Pipeline MLPs transport natural gas, natural gas liquids, crude oil or refined petroleum products. Gathering & processing MLPs gather and process natural gas as well as transport, fractionate (separate) and store natural gas liquids. Oil & gas production MLPs produce crude oil and natural gas. Other includes marine oil and gas transporters and drillers.

Benefits to mergers

- Positive potential impact to distributable cash flow and distributions
- Opportunity for enhanced long-term market liquidity
- Operating cost savings through greater economies of scale and reduced management fees
- Minimal leverage impact and potential for greater financial flexibility

Positive potential impact to distributable cash flow & distributions

- Combined fund is expected to have a similar distribution policy as the standalone funds
- Potential for aggregate distribution growth as a result of anticipated accretion to DCF
- Tortoise intends to recommend that the Board of the combined fund approve a distribution of at least $0.61 per TYG common share for fiscal 3Q 2014

Anticipated distribution impact

	Quarterly	Annualized
Fiscal 1Q 2014	$0.5775	$2.31
Fiscal 3Q 2014	$0.6100e	$2.44e

Opportunity for enhanced long-term market liquidity

- Larger market capitalization may provide enhanced market liquidity over the long-term
- Can lead to a narrowing of bid-ask spreads and reduce price movements on a trade-to-trade basis



Market capitalization ($ in millions)
2,500
2,000
1,500
1,000
500
0
1,288
650
180
2,118
TYG
TYY
TYN
Pro forma combined fund

As of 2/28/2014. Assumes merger occurred on 2/28/2014 with all else being equal.

Tortoise™ Capital Advisors

Operating cost savings

- $1.5 million estimated annual operating cost savings through greater economies of scale and reduced management fees
- At the time of the mergers, the combined fund will implement a tiered fee schedule
  - Currently, TYG, TYY, and TYN have an annual management fee of 0.95%, 0.95%, and 1.00%, respectively
  - Tiered fee schedule would result in annual management fees of 0.95% up to $2.5 billion, 0.90% between $2.5 billion and $3.5 billion, and 0.85% above $3.5 billion
  - Based on combined managed assets of $3.7 billion as of Feb. 28, 2014, the effective rate of the combined fund is estimated to be ~0.93%

Note: All management fees based on average monthly Managed Assets. Managed Assets is defined as total assets (including any assets attributable to any leverage that may be outstanding but excluding any net deferred tax assets) minus the sum of accrued liabilities other than (1) net deferred tax liabilities, (2) debt entered into for purposes of leverage and (3) the aggregate liquidation preference of any outstanding preferred stock.

Leverage impact

- Leverage as a % of total assets is not expected to significantly change following the mergers
- Larger asset base of the combined fund may provide:
  - Greater financial flexibility through a larger balance sheet
  - Access to more attractive leverage terms
  - Wider range of leverage alternatives



800
600
400
200
0
($ in millions)
20
15
10
5
0
(% of total assets)
454
235
51
740
TYG
TYY
TYN
Pro forma combined fund
Leverage ($ in millions)
Leverage as % of total assets

As of 2/28/2014. Assumes merger occurred on 2/28/2014 with all else being equal.

Merger details

Impact of mergers

- TYG stockholders remain stockholders of TYG
- TYY stockholders become stockholders of TYG; TYY ceases to exist
- TYN stockholders become stockholders of TYG; TYN ceases to exist

Exchange rate illustration

How many shares of TYG will stockholders own following the mergers?

TYG common stockholders

No change

TYY common stockholders

$$\frac{\text{TYY NAV}}{\text{TYG NAV}} \times \text{TYY common shares} = \text{TYG common shares} + \text{cash for fractional shares}$$

TYY preferred stockholders

Will receive on a 1:1 basis, newly issued TYG preferred shares having identical terms as current TYY shares

TYN common stockholders

$$\frac{\text{TYN NAV}}{\text{TYG NAV}} \times \text{TYN common shares} = \text{TYG common shares} + \text{cash for fractional shares}$$

Note: No fractional TYG common shares will be issued in the mergers. TYY and TYN stockholders will receive cash in an amount equal to the value of the fractional TYG shares they would have received.

Tax impact

- The mergers are intended to qualify as tax-free for federal income tax purposes
- As of 2/28/14, each fund had a net deferred tax liability, attributable primarily to unrealized gains on investments
- Any net deferred tax liability is included in each fund's NAV under GAAP and will be reflected in the exchange rate for the mergers
- Effective tax rate for the combined fund may differ slightly from that of the standalone funds and may fluctuate over time
- No forced sales are anticipated to merge the funds*

*See pro forma combined portfolio on page 6.

Ways to vote

- By touch-tone telephone; simply dial the toll-free number located on the proxy card
- By internet; please log on to the voting website detailed on the proxy card
- By returning the proxy card in the postage-paid envelope

Key dates

April 2014

		1	2	3	4	5
6	7	8	9	10	11	12
13	14	15	16	17	18	19
20	21	22	23	24	25	26
27	28	29	30			

- Definitive Joint Proxy Statement/Prospectus filed

May 2014

				1	2	3
4	5	6	7	8	9	10
11	12	13	14	15	16	17
18	19	20	21	22	23	24
25	26	27	28	29	30	31

- Annual meeting/vote

June 2014

1	2	3	4	5	6	7
8	9	10	11	12	13	14
15	16	17	18	19	20	21
22	23	24	25	26	27	28
29	30					

- Anticipated closing (after market close)

Tortoise Capital Advisors

Steady wins™

www.tortoiseadvisors.com
(913) 981-1020